                       SIXTH AMENDMENT OF LEASE

     THIS AMENDMENT, made and entered into as of 4/14/97 by and between FMOB ASSOCIATES ("Landlord") and INFONAUTICS CORPORATION, a Pennsylvania Corporation ("Tenant").

     WHEREAS, by lease dated June 1994 (the "Initial Lease"), Landlord leased to Tenant and Tenant leased from Landlord a portion of a building located at 900 West Valley Road, Wayne, Pennsylvania, consisting of 7,756 square feet of space in Building 900 as more particularly described in the Lease (the "Original Premises").

     WHEREAS, by that certain first amendment to lease dated January, 1995 (the "First Amendment") Landlord leased to Tenant an additional (i) 1,522 square feet of space in Building 1000 as more particularly described in the First Amendment ("First Expansion Space"), and (ii) 1,247 square feet of space in Building 1000 as more particularly described in the First Amendment ("Second Expansion Space").

     WHEREAS, by that certain second amendment to lease dated June 30, 1995 (the "Second Amendment") Landlord leased to Tenant an additional 5,462 square feet of space in Building 1100 more particularly described in the Second Amendment ("Third Expansion space"), and Landlord and Tenant extended the Initial Term Expiration Date to July 31, 2000.

     WHEREAS, by that certain third amendment to lease dated as of November 13, 1995, Landlord leased to Tenant Suite 1101 consisting of approximately 1,509 square feet of space in Building 1100 as more particularly describe din the Third Amendment ("Fourth Expansion Space").

     WHEREAS, by that certain fourth amendment to lease dated as of May 22, 1996, Landlord and Tenant agree to the terms of a utility access agreement.

     WHEREAS, pursuant to the terms of the Third Amendment, the Initial Lease was amended to redefine the term "Demised Premises" to include the Original Premises, the First Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space thereby increasing the total square footage of the Demised Premises to 17,496 square feet of the Tenant's Proportionate Share to 10.83%. The Fifth Expansion Space thereby increases the total square footage of the Demised Premises to 21,040 square feet and Tenant's Proportionate Share to 13.03%.

     WHEREAS, by that certain fifth amendment to lease dated April 18, 1996 ( the "Fifth Amendment"), Landlord leased to Tenant Suites 801, 802 and 804 consisting of approximately 3,544 square feet of space in Building 800 as more particularly described in the Fifth Amendment ("Fifth Expansion Space").

     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the following suites:

     Suite 402 (Focus) -        3,569 SF      30.81%
     Suite 701 (Textile) -      1,575 SF      13.60%
     Suite 702 (CSR) -          3,610 SF      31.17%
     Suite 504 (Vacant) -       1,263 SF      10.90%
     Suite 503 (J. Miller) -    1,566 SF      13.52%
                               ---------
     TOTAL                     11,583 SF

as more particularly outlined in Exhibit "A" attached hereto ("Sixth Expansion Space") under the terms and conditions set forth herein:

     NOW THEREFORE, in consideration of the sum of $1.00, in hand well and truly paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in further consideration of the mutual premises and covenants herein contained, the parties, intending to be legally bound, agree:

     1. The Initial Lease, as amended, is sometimes referred to herein as the "Lease". All other capitalized terms used in this Amendment shall have the same meaning as assigned to them in the WHEREAS clauses of this Amendment or the Lease,unless otherwise specifically notes. The provisions of the WHEREAS clauses are incorporated herein as if fully set forth.

     2. Commencing on the Sixth Expansion Commencement Dates, as defined in paragraph 3b below, the Lease is amended to redefine the term "Demised Premises" to include the Original Premises, the First Expansion Space, the Second Expansion Space, the Third Expansion Space, the Fourth Expansion and the Fifth Expansion Space for all purposes, provided that the following provisions shall apply to the Sixth Expansion Space only notwithstanding any contrary provisions of the Lease: (i) the term of the lease of Sixth Expansion Space shall be Forty Eight (48) Months from the last commencement date detailed in Paragraph 3.b. below; (ii) the Extension Option provided in the Initial Lease shall not apply to the Sixth Expansion Space; (iii) the first and second termination options provided in the Initial Lease shall not apply to the Sixth Expansion Space, (iv) Tenant's Proportionate Share with respect to the Sixth Expansion Space only shall be 7.17% (11,583/161,519 sq. ft.) increasing the total square footage to 32,626 sq. ft. and Tenant's proportionate share to 20.20%; and (v) Base Rent for the Sixth Expansion Space shall be $202,702.50 per year, payable in advance in equal monthly installments of $16,891.88; and (vi) Base Rent for the Sixth Expansion Space shall escalate three (3%) percent per year.

     3.    Landlord's Work.

           a. Landlord and Tenant agrees that Tenant is leasing this Sixth Expansion Space in its current "As-Is" condition with the exception of Suite 504 which Landlord will recarpet, repaint and replace ceiling tiles are required. Landlord is not contributing any money to Tenant for improvements to the other suites and furthermore all other improvements to the space Tenant wishes to perform shall be at Tenant's sole cost and expense with such improvements being submitted in writing to Landlord for Landlord's approval of the work, such approval not to e unreasonably withheld.

                 b. The suites which comprise the Sixth Expansion Space will be ready for occupancy on the following dates:

     Suite 402:     March 1, 1997

     Suite 701:     Upon notice to Infonautics that the space is vacant which
                    is estimated to be on or before ninety (90) days from the date this Sixth Amendment to Lease Agreement is fully executed.

     Suite 702:     Upon notice to Infonautics that the space is vacant which
                    is estimated to be on or before sixty (60) days from the date this Sixth Amendment to Lease Agreement is fully executed.

     Suite 504:     Upon substantial completion of the improvements to the
                    space that Landlord has agreed to make pursuant to Paragraph 3.a. herein.

     Suite 503:     Upon notice to Infonautics that the space is vacant,
                    which is estimated to be May 15, 1997.

     The Base Rent for the Sixth Expansion space as detailed in Paragraph 2(v) above shall be payable on a proportionate share basis depending on the commencement date of each suite. Upon the commencement date of each suite the proportionate share of the base rent due shall be in accordance with the suite schedule detailed above.

     4. Landlord and Tenant agree that this Sixth Amendment to Lease Agreement shall be contingent upon Landlord, within a thirty (30) day period from the date this Sixth Amendment is fully executed, receive both of the following documents:

     (A) Signed Lease Amendment between FMOB Associates and Customer Service Review (current tenant in Suite 702) confirming the relocation of CSR to Building 1200.

     (B) Signed Lease Amendment between FMOB Associates and Joyce Miller Associates terminating that Lease Agreement effective May 15, 1997.

If Landlord fails to obtain both of these documents within the thirty (30) day period, either the Landlord or Tenant may at any time thereafter terminate this Amendment (and all rights and obligations of Landlord and Tenant arising hereunder) by written notice to the other party. In such event, and any contrary provision of the Amendment to the contrary notwithstanding, Tenant shall be free to pursue whatever claims and recoveries, if any, that Tenant may have against Landlord arising out of Landlord's alleged wrongful failure to lease space to Tenant in Building 2300, all as if this Amendment had never been entered into by Landlord or Tenant. Tenant acknowledges and agrees; however, that (i) Landlord does not, by entering into this Amendment or otherwise, admit any wrongful conduct by it or waive an defenses available to it in any such action brought by Tenant and (ii) if this Amendment is not terminated as aforesaid, Tenant releases Landlord from any and all claims and recoveries that Tenant may have against Landlord arising out of Landlord's alleged wrongful failure to lease space in Building 2300 to Tenant.

     5. Landlord and Tenant agree that Tenant agrees to pay the following costs which will be incurred by Landlord to relocate CSR to Building 1200:

     (A) All CSR moving expenses up to $15,000 including but not limited to the following:

         1) Physical move of all furniture, equipment and files.

       2)  Hook-up of all computers and phones.
       3)  New business letterhead, envelopes, business cards, etc.

   B Construction contribution of $32,500 to off-set the cost of retrofitting Building 1200 for CSR.

       c. Tenant shall, at Tenant's sole cost and expense, keep the Sixth Expansion Space and every part thereof in good condition and repair, damage thereto from fire or other casualty and ordinary wear and tear, condemnation, and from the negligence or misconduct of Landlord, its agents, employees, invitees, contractors, subcontractors, and others for whom Landlord is legally responsible, alone excepted. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Sixth Expansion space or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Fifth Expansion Space or the Building except as specifically herein set forth in writing.

   7. Tenant and Landlord agree that Tenant has no further expansion options under the Lease.

   8.  ALL TIMES HEREIN AND IN THE LEASE ARE AND REMAIN OF THE ESSENCE.

   9. Except as modified herein, all terms and conditions of the Lease shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. The Lease and this Amendment represent the entire agreement between the parties relating to the lease of the Premises and shall supersede any other agreements, whether written or oral. There are no understandings, representations or warranties of any kind, pertaining to the lease of the Premises which are not expressly set forth in this Amendment and the Lease. ALL OF THE CONFESSIONS OF JUDGMENTS FOR DAMAGES AND POSSESSION CONTAINED IN THE LEASE ARE HEREBY RATIFIED, CONFIRMED AND RESTATED BY TENANT AND ARE INCORPORATED HEREIN BY REFERENCE AS THROUGH SET FORTH IN THEIR ENTIRETY.

   10. Submission of Lease/Lease Amendment to Tenant. The submission by Landlord to Tenant of this Lease Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Demised Premises, shall have not constitute a lease or agreement to center into a lease (even if such term is less than three (3) years in duration), nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof by Landlord to Tenant or Tenant's representative.

                         [Signature Page Following]

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above mentioned.

                                     LANDLORD:  FMOB ASSOCIATES
                                     BY its GEN PART, WEST VALLEY, INC.

                                     BY: /s/ JACK LOEW
                                         -----------------------
                                         Name:   JACK LOEW
                                         Title:  President


                                     TENANT:  INFONAUTICS
                                     CORPORATION, a Pennsylvania
                                     Corporation


ATTEST:  Donna Laquintano            BY: /s/ RONALD A. BERG
       ---------------------            -------------------------
          [Corporate Seal]              Name:   RONALD A. BERG
                                        Title:  Vice President - Finance
                                                and Administration



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